Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Select Quality
Municipal Fund, Inc.
33-39796
811-6295

A special meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008, September 30, 2008 and October 28, 2008.

Voting results are as follows:

<c>To approve the elimination
of the fundamental policy
relating to insured bonds.
   For
                  11,111,226
                        1,138
   Against
                       871,582
                           301
   Abstain
                       591,884
                           114
   Broker Non-Votes
                    3,613,853
                        4,365
      Total
                  16,188,545
                        5,918



<c>To approve the elimination
 of the fundamental policy
relating to investing in municipal
 bonds rated within the four
highest grades.
..
   For
                  11,046,060
                        1,139
   Against
                       954,376
                           308
   Abstain
                       574,256
                           106
   Broker Non-Votes
                    3,613,853
                        4,365
      Total
                  16,188,545
                        5,918

<c>To approve the new
fundamental policy relating to
tax-exempt securities.
   For
                  11,205,104
                        1,185
   Against
                       680,670
                           258
   Abstain
                       688,918
                           110
   Broker Non-Votes
                    3,613,853
                        4,365
      Total
                  16,188,545
                        5,918

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007555.